UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 19, 2010
LAMAR ADVERTISING COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-30242 (Commission File Number)	72-1449411 (IRS Employer Identification No.)
5551 Corporate Blvd.
Baton Rouge, LA 70808
(Address of Principal Executive Offices) (Zip Code)
(225) 926-1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Compensation
On March 19, 2010, the Compensation Committee of the Board of Directors of Lamar Advertising Company (the “Company”) set the base salaries and approved both a performance-based cash and equity bonus programs and a separate discretionary cash bonus program for the Company’s executive officers for fiscal 2010.
The following table sets forth the 2010 base salary for each of the Company’s executive officers, which was unchanged from 2009:

Executive Officer	2010 Base Salary

Kevin P. Reilly, Jr.	$700,000
President, Chief Executive Officer and Chairman

Sean E. Reilly	$500,000
Chief Operating Officer and Vice President

Keith A. Istre	$450,000
Chief Financial Officer and Treasurer
Under the performance-based bonus programs, each of the Company’s executive officers has an opportunity to earn a cash bonus and an award of unrestricted shares of the Company’s Class A Common Stock (the “Common Stock”). The amount of cash bonus and the number of unrestricted shares of Common Stock earned by each executive officer will be determined according to formulas set by the Compensation Committee at the meeting. The formulas are based upon levels of the Company’s pro forma net revenue growth and pro forma EBITDA growth in fiscal 2010 over fiscal 2009. Under the formulas, each executive officer may earn up to a maximum of 200% of his target cash bonus and 100% of his target equity award. Any bonus under these programs will be paid and issued when the Compensation Committee certifies (after the close of fiscal 2010) the extent to which the enumerated performance criteria have been satisfied.
The following table sets forth the 2010 target cash and equity bonuses for each of the Company’s executive officers, which assumes 100% achievement of each performance metric:

	2010 Target		2010 Target Unrestricted
Executive Officer	Cash Bonus		Stock Grant

Kevin P. Reilly, Jr.	$400,000	(1)	44,000 shares
President, Chief Executive Officer and Chairman

Sean E. Reilly	$250,000	(2)	44,000 shares
Chief Operating Officer and Vice President

Keith A. Istre	$250,000	(3)	26,000 shares
Chief Financial Officer and Treasurer

(1)	Mr. Kevin P. Reilly, Jr. may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $800,000, upon the attainment of enumerated performance goals that exceed target under the bonus program.

(2)	Mr. Sean E. Reilly may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $500,000, upon the attainment of enumerated performance goals that exceed target under the bonus program.

(3)	Mr. Keith A. Istre may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $500,000, upon the attainment of enumerated performance goals that exceed target under the bonus program.

In addition, the Compensation Committee also adopted a discretionary bonus program for fiscal 2010. Under this program, the Committee may grant an additional cash bonus to any executive officer in an amount up to 50% of such executive officers’ base salary. Such bonus (if any) will be awarded solely at the discretion of the Compensation Committee based on an evaluation of each executive officer’s respective 2010 performance.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMAR ADVERTISING COMPANY
(Registrant)
Date: March 22, 2010	By	/s/ Keith Istre
		Name:	Keith Istre
		Title:	Chief Financial Officer